EXHIBIT 10.2

APPLIED INDUSTRIAL TECHNOLOGIES, INC.

KEY EXECUTIVE RESTORATION PLAN

(Effective January 1, 2012)

ARTICLE I

DEFINITIONS AND CONSTRUCTION

1.1	Definitions	2
1.2	Construction	6

ARTICLE II

SELECTION, ENROLLMENT AND ELIGIBILITY

2.1	Selection by the Committee	7
2.2	Enrollment and Eligibility Requirements; Commencement of Participation	7

ARTICLE III

COMPANY CONTRIBUTION AMOUNTS, VESTING AND WITHHOLDING TAXES

3.1	Company Contribution Amount	8
3.2	Vesting	8
3.3	Crediting and Debiting of Account Balances	9
3.4	Social Security and Other Taxes	10

ARTICLE IV

UNFORESEEABLE EMERGENCIES

4.1	Committee Determination	11
4.2	Distribution Date	11
4.3	Cancellation of Deferrals	12

ARTICLE V

RETIREMENT BENEFIT

5.1	Retirement Benefit	13
5.2	Payment of a Retirement Benefit	13

ARTICLE VI

TERMINATION BENEFIT

6.1	Termination Benefit	15
6.2	Payment of a Termination Benefit	15

ARTICLE VII

DISABILITY BENEFIT

7.1	Disability Benefit	16
7.2	Payment of a Disability Benefit	16

ARTICLE VIII

DEATH BENEFIT

8.1	Death Benefit	18
8.2	Payment of a Death Benefit	18

ARTICLE IX

BENEFICIARY DESIGNATION

9.1	Beneficiary	19
9.2	Beneficiary Designation	19
9.3	Acknowledgment	19
9.4	No Beneficiary Designation	19
9.5	Doubt as to Beneficiary	20
9.6	Discharge of Obligations	20

ARTICLE X

LEAVE OF ABSENCE

10.1	Paid Leave of Absence	21
10.2	Unpaid Leave of Absence	21

ARTICLE XI

TERMINATION AND AMENDMENT OF PLAN

11.1	Termination of Plan	22
11.2	Amendment	22
11.3	Effect of Payment	23

ARTICLE XII

ADMINISTRATION

12.1	Duties of the Company	24
12.2	Agents	24
12.3	Binding Effect of Decisions	24

ARTICLE XIII

OTHER BENEFITS AND AGREEMENTS

13.1	Coordination with Other Benefits	25
13.2	Compliance with Code Section 409A	25

ARTICLE XIV

CLAIMS PROCEDURES

14.1	Maintenance of Claims Procedures	26
14.2	Disputes and Resolutions	26

ARTICLE XV

TRUST

15.1	Establishment of the Trust	27
15..2	Interrelationship of the Plan and the Trust	27

15.3	Distributions From the Trust	27

ARTICLE XVI

MISCELLANEOUS

16.1	Status of Plan	28
16.2	Unsecured General Creditor	28
16.3	Employer’s Liability	28
16.4	Nonassignability	28
16.5	Not a Contract of Employment	29
16.6	Furnishing Information	29
16.7	Notice	29
16.8	Incompetency	30
16.9	Domestic Relations Orders	30
16.10	Tax Treatment	30
16.11	Validity	31
16.12	Deduction Limitation on Benefit Payments	31
16.13	Successors	32
16.14	Captions	32
16.15	Governing Law	32

APPLIED INDUSTRIAL TECHNOLOGIES, INC.

KEY EXECUTIVE RESTORATION PLAN

(Effective January 1, 2012)

Preamble

The Applied Industrial Technologies, Inc. Key Executive Restoration Plan (the “Plan”) is hereby established, effective January 1, 2012, by Applied Industrial Technologies, Inc. (the “Company”) in order to provide certain benefits to a select group of management or highly compensated employees who contribute materially to the continued growth, development and future business success of the Company and its affiliates. The Plan shall be unfunded for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). The Plan, therefore, is intended to be exempt from the participation, vesting, funding and fiduciary requirements of Title I of ERISA, but is intended to comply with all applicable law, including Section 409A of the Internal Revenue Code of 1986, as amended, and shall be operated and interpreted in accordance with such intention.

ARTICLE I

DEFINITIONS AND CONSTRUCTION

1.1 Definitions. For the purposes of the Plan, unless otherwise clearly apparent from the context, the following phrases or terms shall have the following indicated meanings:

(1) The term “Account Balance” shall mean, with respect to a Participant, an entry on the records of the Company equal to the balance of the Participant’s Company Contribution Account as of a specified date. The Account Balance shall be a bookkeeping entry only and shall be utilized solely as a device for the measurement and determination of the amounts to be paid to a Participant, or his or her designated Beneficiary, pursuant to the Plan.

(2) The term “Annual Installment Method” shall mean the method used to determine the amount of each payment due to a Participant who has elected to receive a benefit over a period of years in accordance with the applicable provisions of the Plan. The amount of each annual payment due to the Participant shall be calculated by multiplying the balance of the Participant’s benefit by a fraction, the numerator of which is one and the denominator of which is the remaining number of annual payments due the Participant. The amount of the first annual payment shall be determined as of the close of business on the Participant’s Benefit Distribution Date, (or, in the event such Benefit Distribution Date is not a business day, the first annual payment shall be valued as of the close of business of the next business day immediately following such Benefit Distribution Date), and the amount of each subsequent annual payment shall be calculated as of each anniversary of such Benefit Distribution Date. For purposes of the Plan, the right to receive a benefit payment in annual installments shall be treated as the entitlement to a single payment.

(3) The term “Base Salary” shall mean the cash compensation relating to services performed during any Payment Period and designated as “base salary” by the Company, excluding, however, distributions from nonqualified plans, bonuses, commissions, overtime, fringe benefits, income from equity plans (including stock options, restricted stock, stock appreciation rights, and stock bonuses), relocation reimbursements, non-cash incentive payments, and non-monetary awards, as well as automobile and other allowances (whether or not such allowances are included in gross income) paid to a Participant for employment services rendered to the Employer. Base Salary shall be calculated before reduction for compensation voluntarily deferred or contributed by or on behalf of the Participant pursuant to all qualified or nonqualified plans of the Employer and shall include amounts not otherwise included in the Participant’s gross income due to deferrals under Code Sections 125, 402(e)(3), 402(h), or 403(b) to plans established by an Employer; provided, however, that all such amounts shall be included in such compensation only to the extent that had there been no such plan, the amount would have been payable in cash to the Participant.

(4) The term “Beneficiary” shall mean one or more persons, trusts, estates or other entities, designated in accordance with Article IX, as entitled to receive benefits under the Plan upon the death of a Participant.

(5) The term “Beneficiary Designation Form” shall mean the form specified from time to time by the Company for a Participant to complete and return to the Company in order to designate one or more Beneficiaries.

(6) The term “Benefit Distribution Date” shall mean the date upon which all or an objectively determinable portion of a Participant’s vested Account Balance will become eligible for distribution under the Plan. Except as otherwise provided in the Plan, a Participant’s Benefit Distribution Date shall be determined based on the earliest to occur of an event or scheduled date set forth in Articles IV through VIII, as applicable.

(7) The term “Board” shall mean the board of directors of the Company.

(8) The term “Bonus” shall mean, for any particular Payment Period, the amount of any cash compensation earned by a Participant under any annual cash incentive plan of the Employer.

(9) The term “Change in Control” shall mean the occurrence of a “change in the ownership,” a “change in the effective control” or a “change in the ownership of a substantial portion of the assets” of the Company that is a “change in control” under Code Section 409A.

(10) The term “Code” shall mean the Internal Revenue Code of 1986 as it may be amended from time to time and any applicable Treasury regulations and guidance.

(11) The term “Company” shall mean Applied Industrial Technologies, Inc. and any successor to all or substantially all of its assets or business.

(12) The term “Company Contribution Percentage” shall mean the 6.25 percent of a Participant’s Base Salary and Bonus, unless a different percentage is selected by the Committee and communicated to the Participant by the Committee or the Board.

(13) The term “Company Contribution Account” shall mean the bookkeeping account of a Participant to which Company Contribution Amounts are credited.

(14) The term “Company Contribution Amount” shall mean the amount with respect to a Payment Period that is determined in accordance with Section 3.1.

(15) The term “Committee” shall mean the Executive Organization and Committee of the Board.

(16) The term “Disability” or “Disabled” shall mean that a Participant is: (i) determined to be disabled by the Social Security Administration; or (ii) determined to be disabled for purposes of the group disability program maintained by the Employer, provided that the definition of disability under such program means that the Participant is (a) unable to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment that can be expected to result in death or to last for a continuous period of not less than 12 months, or (b) receiving income replacement benefits for a period of not less than three months under an accident and health plan of the Employer by reason of any medically determinable physical or mental impairment that can be expected to result in death or to last for a continuous period of not less than 12 months.

(17) The term “Early Retirement Age” shall mean the age at which a Participant completes 10 years of Service; provided, however, that such age shall not be less than 55.

(18) The term “Election Form” shall mean the form which may be in electronic format or other form specified from time to time by the Company for a Participant to complete and return to the Company in order to make an election under the Plan.

(19) The term “Employer” shall be defined as follows:

a)	Except as otherwise provided in paragraph (b) of this Paragraph (19), the term “Employer” shall mean the Company and/or any of its subsidiaries (now in existence or hereafter formed or acquired) that are set forth on a listing of participating subsidiaries with respect to the Plan as adopted by the Committee from time to time.

b)	For the purpose of determining whether a Participant has experienced a Separation from Service, the term “Employer” shall mean:

i)	The entity for which the Participant performs services and with respect to which the legally binding right to compensation deferred or contributed under the Plan arises; and

ii)	All other entities with which the entity described above would be aggregated and treated as a single employer under Code Section 414(b) and Code Section 414(c), as applicable. In order to identify the group of entities described in the preceding sentence, the Company shall use an ownership threshold of at least 50% as a substitute for the 80% minimum ownership threshold that appears in, and otherwise must be used when applying, the applicable provisions of (A) Code Section 1563 for determining a controlled group of corporations under Code Section 414(b), and (B) Treas. Reg. §1.414(c)-2 for determining the trades or businesses that are under common control under Code Section 414(c).

(20) The term “Entry Date” shall mean the date designated by the Committee or Board as of which an Executive shall become a Participant in the Plan.

(21) The term “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

(22) The term “Executive” shall mean a person who is a full-time, common law key employee of an Employer.

(23) The term “Normal Retirement Age” shall mean age 65.

(24) The term “Participant” shall mean any Executive (a) who is selected to participate in the Plan, (b) who has filed an Election Form and Beneficiary Designation Form with the Company, and (c) whose Account Balance has not been completely distributed.

(25) The term “Payment Period” shall mean the period of time utilized by the Company to determine the Company Contribution Amount under Section 3.1.

(26) The term “Plan” shall mean the Applied Industrial Technologies, Inc. Key Executive Restoration Plan, which shall be evidenced by this instrument, as it may be amended from time to time, and by any other documents that together with this instrument define a Participant’s rights to amounts credited to his or her Account Balance.

(27) The term “Plan Year” shall mean a period beginning on January 1 of each calendar year and continuing through December 31 of such calendar year.

(28) The term “Retirement,” “Retire(s)” or “Retired” shall mean a Separation from Service by a Participant on or after such Participant’s Early Retirement Age or Normal Retirement Age, as the case may be.

(29) The term “RSP” shall mean the Applied Industrial Technologies, Inc. Retirement Savings Plan as it may be amended from time to time.

(30) The term “Separation from Service” shall mean a termination of services provided by a Participant to the Employer, whether voluntarily or involuntarily, other than by reason of death or Disability, as determined by the Company in accordance with Code Section 409A.

(31) The term “Service” shall mean the aggregate period of time that a Participant is employed as a common law employee by the Employer.

(32) The term “Specified Employee” shall mean any Participant who is determined to be a key employee of the Employer and who is deemed to be a specified employee in accordance with the provisions of Code Section 409A and the Company’s Specified Employee Identification Policy.

(33) The term “Trust” shall mean one or more grantor trusts that may be established by the Company in accordance with the provisions of Article XV.

(34) The term “Unforeseeable Emergency” shall mean a severe financial hardship of the Participant resulting from (a) an illness or accident of the Participant, the Participant’s spouse, the Participant’s Beneficiary or the Participant’s dependent (as defined in Code Section 152 without regard to paragraphs (b)(1), (b)(2) and (d)(1)(b) thereof), (b) a loss of the Participant’s property due to casualty, or (c) such other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, all as determined in the sole discretion of the Company based on the relevant facts and circumstances in accordance with the provisions of Code Section 409A.

1.2 Construction. Where necessary or appropriate to the meaning herein, the singular shall be deemed to include the plural and the masculine pronoun to include the feminine.

ARTICLE II

SELECTION, ENROLLMENT AND ELIGIBILITY

2.1 Selection by the Committee. The Committee or the Board may select certain Executives to become Participants in the Plan as of a specified Entry Date.

2.2 Enrollment and Eligibility Requirements; Commencement of Participation. Upon being so designated under Section 2.1, each such Executive shall comply with the following provisions:

(a) As a condition to participation, each selected Executive shall agree to be bound by the terms of the Plan and shall complete and return to the Company, an Election Form and a Beneficiary Designation Form by the deadline(s) established by the Company in accordance with the applicable provisions of the Plan. In addition, the Company may establish from time to time such other enrollment requirements as it determines, in its sole discretion, are necessary.

(b) Each selected Executive who is eligible to participate in the Plan shall commence participation in the Plan as of the Entry Date that the Committee determines that the Executive has met all enrollment requirements set forth in the Plan and required by the Company, including returning all required documents to the Company within the specified time period; provided, however, that such participation shall be subject to any applicable provisions of Code Section 409A.

ARTICLE III

COMPANY CONTRIBUTION AMOUNTS,

VESTING AND WITHHOLDING TAXES

3.1 Company Contribution Amount. Within the 30-day period following each Payment Period, the Company shall credit the Company Contribution Account of each Participant (i) who was employed as an Executive on the last business day of such Payment Period or who Retired, died or became Disabled during such Payment Period, and (ii) who elected to have 401(k) Contributions of (a) at least 6 percent of his compensation, or (b) the Code Section 402(g)(1) limit made on his behalf to the RSP for the Plan Year in which such Payment Period occurs, with a Company Contribution Amount equal to such Participant’s aggregate Base Salary and Bonus paid during such Payment Period multiplied by his or her Company Contribution Percentage, minus the aggregate amount of the Profit-Sharing Contribution and Company Matching Contributions, as defined in the RSP, credited to such Participant under the RSP during such Payment Period. Notwithstanding the foregoing, such amounts shall only be credited under the Plan if such crediting will not cause the Plan to fail to comply with Code Section 409A.

3.2 Vesting.

(a) Unless otherwise specified by the Company, a Participant shall be vested in his or her Company Contribution Account, plus amounts credited or debited on such amounts pursuant to Section 3.3, in accordance with the vesting schedule set forth below:

Years of Service	Vested Percentage
Less than 1 years	0%
1 years or more, but less than 2 years	25%
2 years or more, but less than 3 years	50%
3 years or more, but less than 4 years	75%
4 years or more	100%

(b) Notwithstanding anything to the contrary contained in this Section 3.2, in the event of a Participant’s Disability, death prior to Separation from Service, attainment of Normal Retirement Age, or a Separation from Service due to termination of employment by the

Employer within one year following a Change in Control, any amounts that are not vested in accordance with Section 3.2(a) above, shall immediately become 100% vested.

3.3 Crediting and Debiting of Account Balances. In accordance with, and subject to, the rules and procedures that are established from time to time by the Company, in its sole discretion, amounts shall be credited or debited to a Participant’s Account Balance in accordance with the following provisions:

(a) Measurement Funds. The Participant may elect one or more of the measurement funds selected by the Company, in its sole discretion, which are based on certain mutual funds (the “Measurement Funds”), for the purpose of crediting or debiting additional amounts to his or her Account Balance. The Company may, in its sole discretion, discontinue, substitute or add a Measurement Fund.

(b) Election of Measurement Funds. A Participant shall elect on the Election Form, one or more Measurement Fund(s) (as described in Section 3.3(a) above) to be used to determine the value of his Account Balance. If a Participant does not elect any of the Measurement Funds as described in the previous sentence, the Participant’s Account Balance shall automatically be allocated into the lowest-risk Measurement Fund as of such allocation date, as determined by the Company, in its sole discretion. The Participant may (but is not required to) elect, in the manner prescribed by the Company, to add or delete one or more Measurement Fund(s) to be used to determine the value of his or her Account Balance, and/or to change the portion of his or her Account Balance allocated to each previously or newly elected Measurement Fund. If an election is made in accordance with the previous sentence, it shall apply as of the day specified in accordance with procedures adopted by the Company and shall continue thereafter, unless changed in accordance with the previous sentence, so long as the Participant has an Account Balance under the Plan. Notwithstanding the foregoing, the Company, in its sole discretion, may impose limitations on the frequency with which one or more of the Measurement Funds elected in accordance with this Section 3.3(b) may be added or deleted by such Participant; furthermore, the Company, in its sole discretion, may impose limitations on the frequency with which the Participant may change the portion of his or her Account Balance allocated to each previously or newly elected Measurement Fund.

(c) Proportionate Allocation. In making any election described in Section 3.3(b) above, the Participant shall specify on the Election Form, in integral increments, the percentage of his or her Account Balance or Measurement Fund, as applicable, to be allocated/reallocated.

(d) Crediting or Debiting Method. The performance of each Measurement Fund (either positive or negative) shall be determined on a daily basis based on the manner in which such Participant’s Account Balance has been hypothetically allocated among the Measurement Funds by the Participant pursuant to Section 3.3(a).

(e) No Actual Investment. Notwithstanding any other provision of the Plan that may be interpreted to the contrary, the Measurement Funds shall be used for measurement purposes only. Elections of any such Measurement Fund by Participants, and the crediting or debiting of such amounts to a Participant’s Account Balance shall not be considered or construed in any manner as an actual investment of his or her Account Balance in any such Measurement Fund. In the event that the Company, in its own discretion, decides to invest funds in any or all of the investments on which the Measurement Funds are based, no Participant shall have any rights in or to such investments themselves. Without limiting the foregoing, a Participant’s Account Balance shall at all times be a bookkeeping entry only and shall not represent any investment made on his or her behalf by the Company. Participants shall at all times remain unsecured creditors of the Company.

3.4 Social Security and Other Taxes.

(a) Company Contribution Amounts. When a Participant becomes vested in a portion of his or her Account Balance, the Participant’s Employer shall withhold from the Participant’s Base Salary and Bonus, in a manner determined solely by the Employer, the Participant’s share of social security and other required taxes on such amounts. If necessary, the Company may reduce, in accordance with Code Section 409A, the vested portion of the Participant’s Company Contribution Account in order to comply with this Section 3.4.

(b) Distributions. The Participant’s Employer shall withhold from any payments made to a Participant under the Plan all federal, state and local income, employment and other taxes required to be withheld by the Employer in connection with such payments, in amounts and in a manner to be determined in the sole discretion of the Employer.

ARTICLE IV

UNFORESEEABLE EMERGENCIES

4.1 Committee Determination. Upon the written request of a Participant and the showing of an Unforeseeable Emergency prior to the occurrence of a distribution event described in Articles V through VIII, as applicable, the Committee may, upon determining that such an emergency exists, cause an amount of such Participant’s Account Balance to be paid to him. Such amount shall not exceed the lesser of (i) the Participant’s vested Account Balance, calculated as of the close of business on the Benefit Distribution Date for such distribution, as determined by the Committee in accordance with provisions set forth below, or (ii) the amount necessary to satisfy the Unforeseeable Emergency (plus amounts necessary to pay federal, state, or local income taxes or penalties reasonably anticipated as a result of the distribution) after taking into account the extent to which the Unforeseeable Emergency is or may be relieved (A) through reimbursement or compensation by insurance or otherwise, (B) by liquidation of the Participant’s assets, to the extent the liquidation of such assets would not itself cause severe financial hardship, or (C) by cessation of deferrals under any Employer-sponsored deferred compensation plan.

4.2 Distribution Date. If the Committee, in its sole discretion, approves a Participant’s request for a distribution under the Plan due to Unforeseeable Emergency, the Participant’s Benefit Distribution Date shall be the date on which such approval occurs and such distribution shall be made to the Participant in a lump sum no later than 60 days after such Benefit Distribution Date; provided, however, that if the 60-day period begins in one taxable year and ends in another, the Participant shall not have a right to designate the taxable year of payment. In addition, in the event of such approval, the Participant’s outstanding deferral elections under the Plan shall be cancelled.

4.3 Cancellation of Deferrals. A Participant’s deferral elections under any Employer-sponsored deferred compensation plan shall also be cancelled to the extent the Committee determines that such action is required for the Participant to obtain a hardship distribution from the RSP pursuant to Code Section 401(k).

ARTICLE V

RETIREMENT BENEFIT

5.1 Retirement Benefit. If a Participant experiences a Separation from Service that qualifies as a Retirement, the Participant shall be eligible to receive his or her vested Account Balance in either a lump sum or annual installment payments, as elected by the Participant in accordance with Section 5.2 (the “Retirement Benefit”). A Participant’s Retirement Benefit shall be valued as of the close of business on the applicable Benefit Distribution Date for such benefit (or, in the event such Benefit Distribution Date is not a business day, the Retirement Benefit shall be valued as of the close of business of the next business day immediately following such Benefit Distribution Date), which shall be (i) the first day after the end of the 6-month period immediately following the date on which the Participant experiences such Separation from Service, if the Participant is a Specified Employee, and (ii) for all other Participants, the date on which the Participant experiences a Separation from Service; provided, however, that if a Participant changes the form of distribution for his Account Balance in accordance with Section 5.2(b), the Benefit Distribution Date for such Account Balance subject to such change shall be determined in accordance with Section 5.2(b).

5.2 Payment of a Retirement Benefit.

(a) The Participant shall elect the form in which his or her Company Contribution Account shall be paid. The Participant may elect to receive such Company Contribution Account in the form of a lump sum or an Annual Installment Method of two or three years. If a Participant does not make any election with respect to the payment of his or her Company Contribution Account, then the Participant shall be deemed to have elected to receive such Company Contribution Account as a lump sum.

(b) Changes to Distribution Elections. Subject to the Company’s consent, a Participant may elect to delay payment or to change the form of payment of his Company Contribution Account if all the following conditions are met:

(i) Such election will not take effect until at least 12 months after the date on which the election is made; and

(ii) The payment with respect to which such election is made is deferred for a period of not less than five years from the date such payment would otherwise be made;

(iii) Any election for a “specified time” (or pursuant to a fixed schedule) within the meaning of Section 409A(a)(2)(A)(iv) of the Code, may not be made less than 12 months prior to the date of the first scheduled payment; and

(iv) Any change in the form and/or timing of an election must provide for a consistent time and form of payment with respect to the Participant’s entire Company Contribution Account.

To the extent permitted under Section 409A, installment payments shall be treated as a single payment.

(c) No Acceleration. Except as permitted under Section 409A, no acceleration of the time or form of payment of a Participant’s Company Contribution Account shall be permitted.

ARTICLE VI

TERMINATION BENEFIT

6.1 Termination Benefit. If a Participant experiences a Separation from Service that does not qualify as a Retirement, the Participant shall receive his or her vested Account Balance in the form of a lump sum payment (a “Termination Benefit”). A Participant’s Termination Benefit shall be valued as of the close of business on the Benefit Distribution Date for such benefit (or, in the event such Benefit Distribution Date is not a business day, the Termination Benefit shall be valued as of the close of business of the next business day immediately following such Benefit Distribution Date), which shall be (i) the first day after the end of the 6-month period immediately following the date on which the Participant experiences such Separation from Service, if the Participant is a Specified Employee, and (ii) for all other Participants, the date on which the Participant experiences a Separation from Service.

6.2 Payment of a Termination Benefit. The Termination Benefit of a Participant shall be paid to the Participant no later than 60 days after the Participant’s Benefit Distribution Date; provided, however, that if the 60-day period begins in one taxable year and ends in another, the Participant shall not have a right to designate the taxable year of payment.

ARTICLE VII

DISABILITY BENEFIT

7.1 Disability Benefit. If a Participant becomes Disabled prior to the occurrence of a distribution event described in Articles V or VI, as applicable, the Participant shall receive his or her vested Account Balance in either a lump sum or annual installment payments, as elected by the Participant in accordance with Section 7.2(b) (a “Disability Benefit”). The Disability Benefit of a Participant shall be valued as of the close of business on the Participant’s Benefit Distribution Date for such benefit (or, in the event such Benefit Distribution Date is not a business day, the Disability Benefit shall be valued as of the close of business of the next business day immediately following such Benefit Distribution Date), which shall be the date on which the Participant becomes Disabled.

7.2 Payment of a Disability Benefit.

(a) Any Participant, in connection with his or her commencement of participation in the Plan, shall have elected on an Election Form to receive the Disability Benefit in a lump sum or pursuant to an Annual Installment Method of three years. If a Participant did not make any election with respect to the payment of this Disability Benefit, then such Participant shall be deemed to have elected to receive the Disability Benefit as a lump sum.

(b) A Participant may change the form of payment for the Disability Benefit by submitting an Election Form to the Company in accordance with the following criteria:

(i) The election shall not take effect until at least 12 months after the date on which the election is made; and

(ii) The election must be made at least 12 months prior to the Benefit Distribution Date that would otherwise have been applicable to the Disability Benefit.

For purposes of applying the requirements of this Section 7.2(b), a Participant’s election to change the form of payment for the Disability Benefit shall not be considered to be made until the date on which the election becomes irrevocable. Such an election shall become irrevocable no later than the date that is 12 months prior to the Benefit Distribution Date that would otherwise have been applicable to the Participant’s Disability Benefit. Subject to the requirements of this Section 7.2(b), the Election Form most recently accepted by the Company that has become effective shall govern the form of payout of the Participant’s Disability Benefit.

(c) The lump sum payment shall be made, or installment payments shall commence, no later than 60 days after the Participant’s Benefit Distribution Date and remaining installments, if any, shall be paid no later than 60 days after the first day of each Plan Year following the Plan Year in which the Participant’s Benefit Distribution Date occurs; provided, however, that if the 60-day period begins in one taxable year and ends in another, the Participant shall not have a right to designate the taxable year of payment.

ARTICLE VIII

DEATH BENEFIT

8.1 Death Benefit. In the event of a Participant’s death prior to the complete distribution of his or her vested Account Balance, the Participant’s Beneficiary shall receive the Participant’s unpaid vested Account Balance in a lump sum payment (the “Death Benefit”). The Death Benefit shall be valued as of the close of business on the Benefit Distribution Date for such benefit (or, in the event such Benefit Distribution Date is not a business day, the Retirement Benefit shall be valued as of the close of business of the next business day immediately following such Benefit Distribution Date), which shall be the date of the Participant’s death.

8.2 Payment of a Death Benefit. Any Death Benefit shall be paid to the Participant’s Beneficiary no later than 60 days after the applicable Benefit Distribution Date; provided, however, that if the 60-day period begins in one taxable year and ends in another, the Participant’s Beneficiary shall not have a right to designate the taxable year of payment.

ARTICLE IX

BENEFICIARY DESIGNATION

9.1 Beneficiary. Each Participant shall have the right, at any time, to designate his or her Beneficiary (both primary as well as contingent) to receive any benefits payable under the Plan to a beneficiary upon the death of a Participant. The Beneficiary designated under the Plan may be the same as or different from the Beneficiary designation under any other plan of the Company in which the Participant participates.

9.2 Beneficiary Designation. A Participant shall designate his or her Beneficiary by completing and signing the Beneficiary Designation Form, and returning it to the Company. A Participant shall have the right to change a Beneficiary by completing, signing and otherwise complying with the terms of the Beneficiary Designation Form and the Company’s rules and procedures, as in effect from time to time. The Company shall be entitled to rely on the last Beneficiary Designation Form filed by the Participant and accepted by the Company prior to his or her death.

9.3 Acknowledgment. No designation or change in designation of a Beneficiary shall be effective until received and acknowledged in writing by the Company or its designated agent.

9.4 No Beneficiary Designation. If a Participant fails to designate a Beneficiary as provided in Sections 9.1, 9.2 and 9.3 above, or if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant’s benefits, then the Participant’s designated Beneficiary shall be deemed to be his or her surviving spouse. If the Participant has no surviving spouse, the benefits remaining under the Plan to be paid to a Beneficiary shall be payable to the executor or personal representative of the Participant’s estate.

9.5 Doubt as to Beneficiary. If the Company has any doubt as to the proper Beneficiary to receive payments pursuant to the Plan, the Company shall have the right, exercisable in its discretion, to withhold such payments until this matter is resolved to the Company’s satisfaction.

9.6 Discharge of Obligations. The payment of benefits under the Plan to a Beneficiary shall fully and completely discharge the Company from all further obligations under the Plan with respect to the Participant.

ARTICLE X

LEAVE OF ABSENCE

10.1 Paid Leave of Absence. If a Participant is authorized by the Participant’s Employer to take a paid leave of absence from the employment of the Employer, and such leave of absence does not constitute a Separation from Service, the Participant shall continue to be considered eligible for the benefits provided under the Plan.

10.2 Unpaid Leave of Absence. If a Participant is authorized by the Participant’s Employer to take an unpaid leave of absence from the employment of the Employer for any reason, and such leave of absence does not constitute a Separation from Service, such Participant shall continue to be eligible for the benefits provided under the Plan.

ARTICLE XI

TERMINATION AND AMENDMENT OF PLAN

11.1 Termination of Plan. Although Company anticipates that it will continue the Plan for an indefinite period of time, there is no guarantee that the Company will continue the Plan or will not terminate the Plan at any time in the future. In the event of a Plan termination no new deferral elections shall be permitted for the affected Participants and such Participants shall no longer be eligible to receive new Company Contribution Amounts. The Measurement Funds available to Participants following the termination of the Plan shall be comparable in number and type to those Measurement Funds available to Participants in the Plan Year preceding the Plan Year in which the Plan termination is effective. In addition, following a Plan termination, Account Balances of Participants shall remain in the Plan and shall not be distributed until such amounts become eligible for distribution in accordance with the other applicable provisions of the Plan. Notwithstanding the preceding sentence, to the extent permitted by Code Section 409A, the Company may provide that upon termination of the Plan, all Account Balances of the Participants shall be distributed, subject to and in accordance with any rules established by the Company deemed necessary to comply with the applicable requirements and limitations of Code Section 409A.

11.2 Amendment. The Company may, at any time, amend or modify the Plan in whole or in part. Notwithstanding the foregoing, (i) no amendment or modification shall be effective to decrease the value of a Participant’s vested Account Balance in existence at the time the amendment or modification is made, and (ii) no amendment or modification of this Section 11.2 or Section 12.2 of the Plan shall be effective.

11.3 Effect of Payment. The full payment of the Participant’s vested Account Balance in accordance with the applicable provisions of the Plan shall completely discharge all obligations to a Participant and his or her designated Beneficiaries under the Plan.

ARTICLE XII

ADMINISTRATION

12.1 Duties of the Company. In general, unless specifically provided otherwise in the Plan or by the Committee, the Company shall have the discretion and authority to: (a) make, amend, interpret, and enforce all appropriate rules and regulations for the administration of the Plan; and (b) decide or resolve any and all questions, including benefit entitlement determinations and interpretations of the Plan, as may arise in connection with the Plan.

12.2 Agents. In the administration of the Plan, the Company may, from time to time, employ agents and delegate to them such administrative duties as it sees fit (including acting through a duly appointed representative) and may from time to time consult with counsel.

12.3 Binding Effect of Decisions. The decision or action of the Company with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.

ARTICLE XIII

OTHER BENEFITS AND AGREEMENTS

13.1 Coordination with Other Benefits. The benefits provided for or with respect to a Participant under the Plan are in addition to any other benefits available to such Participant under any other plan, program or agreement of or with the Company or the Participant’s Employer. The Plan shall supplement and shall not supersede, modify or amend any other such plan or program except as may otherwise be expressly provided.

13.2 Compliance with Code Section 409A. Notwithstanding any other provision of the Plan to the contrary, any amounts, including deferrals and Employer contributions, to be credited under the Plan with respect to a Participant shall only be credited under the Plan if such crediting will not cause the Plan to fail to comply with Code Section 409A.

ARTICLE XIV

CLAIMS PROCEDURES

14.1 Maintenance of Claims Procedures. The Company shall establish and maintain reasonable procedures governing the filing of benefit claims, notification of benefit determinations, and appeal of benefit determinations under the Plan (collectively, the “Claims Procedures”) that comply with the requirements of ERISA Section 503 and regulations issued thereunder. Participants shall be notified of the existence of the Claims Procedures in conjunction with enrollment in the Plan and how to obtain a copy of the Claim Procedures upon request. Compliance with the Claims Procedures is a mandatory prerequisite to any claimant’s right to commence action under Section 14.2.

14.2 Disputes and Resolutions. In the event that a claim or dispute is not resolved to the satisfaction of the claimant through the Claims Procedure, such claimant may, within 60 days of the final decision on review under the Claims Procedure, give written notice to the Company to have such claim dispute settled by application for arbitration in Cleveland, Ohio, in accordance with the rules then prevailing of The American Arbitration Association pursuant to the Federal Arbitration Act. Such arbitration shall apply to all disputes and claims arising from or relating to the Plan and ERISA, and the arbitrator’s review shall be limited to a review of the information submitted to the Plan administrator. Judgment upon any award rendered by the arbitrator may be entered in any court of U.S. competent jurisdiction. The cost of any arbitration proceeding shall be shared equally by the claimant and the Company, unless the arbitrator finds it more equitable for the Company to bear the costs.

ARTICLE XV

TRUST

15.1 Establishment of the Trust. In order to provide assets from which to fulfill its obligations to the Participants and their Beneficiaries under the Plan, the Company may establish a Trust pursuant to a trust agreement with a third party, the trustee, to which each Employer may, in its discretion, contribute cash or other property, including securities issued by the Company, to provide for the benefit payments under the Plan.

15.2 Interrelationship of the Plan and the Trust. The provisions of the Plan and the Plan Agreement shall govern the rights of a Participant to receive distributions pursuant to the Plan. The provisions of the Trust shall govern the rights of the Company, Employers, Participants and the creditors of the Employers to the assets transferred to the Trust.

15.3 Distributions From the Trust. The Employer’s obligations under the Plan may be satisfied with Trust assets distributed pursuant to the terms of the Trust, and any such distribution shall reduce the Employer’s obligations under the Plan.

ARTICLE XVI

MISCELLANEOUS

16.1 Status of Plan. The Plan is intended to be a plan that is not qualified within the meaning of Code Section 401(a) and that “is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees” within the meaning of ERISA Sections 201(2), 301(a)(3) and 401(a)(1). The Plan is intended to comply with Code Section 409A. The Plan shall be administered and interpreted to the extent possible in a manner consistent with such intent.

16.2 Unsecured General Creditor. Participants and their Beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interests or claims in any property or assets of an Employer. For purposes of the payment of benefits under the Plan, any and all assets of an Employer shall be, and remain, the general, unpledged unrestricted assets of the Employer. The obligation of an Employer under the Plan shall be merely that of an unfunded and unsecured promise to pay money in the future.

16.3 Employer’s Liability. The liability of an Employer for the payment of benefits shall be defined only by the Plan. An Employer shall have no obligation to a Participant under the Plan except as expressly provided in the Plan.

16.4 Nonassignability. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate, alienate or convey in advance of actual receipt, the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are expressly declared to be, unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure, attachment, garnishment or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, be transferable by operation of law in the event of a Participant’s or any other person’s bankruptcy or insolvency or be transferable to a spouse as a result of a property settlement or otherwise.

16.5 Not a Contract of Employment. The terms and conditions of the Plan shall not be deemed to constitute a contract of employment between any Employer and the Participant. Such employment is hereby acknowledged to be an “at will” employment relationship that can be terminated at any time for any reason, or no reason, with or without cause, and with or without notice, unless expressly provided in a written employment agreement. Nothing in the Plan shall be deemed to give a Participant the right to be retained in the service of any Employer, or to interfere with the right of any Employer to discipline or discharge the Participant at any time.

16.6 Furnishing Information. A Participant or his or her Beneficiary will cooperate with the Company by furnishing any and all information requested by the Company and take such other actions as may be requested in order to facilitate the administration of the Plan and the payments of benefits hereunder, including but not limited to taking such physical examinations as the Company may deem necessary.

16.7 Notice. Any notice or filing required or permitted to be given to the Company under the Plan shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the address below:

Applied Industrial Technologies, Inc.

        Attn: General Counsel

One Applied Plaza

East 36th Street & Euclid

Cleveland, OH 44115-5056

Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification. Any notice or filing required or permitted to be given to a Participant under the Plan shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Participant.

16.8 Incompetency. If the Company determines in its discretion that a benefit under the Plan is to be paid to a minor, a person declared incompetent or to a person incapable of handling the disposition of that person’s property, the Company may direct payment of such benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or incapable person. The Company may require proof of minority, incompetence, incapacity or guardianship, as it may deem appropriate prior to distribution of the benefit. Any payment of a benefit shall be a payment for the account of the Participant and the Participant’s Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Plan for such payment amount.

16.9 Domestic Relations Orders. The Company is authorized to make any payments directed by court order in any action in which the Plan or the Company has been named as a party. In addition, if a court determines that a spouse or former spouse of a Participant has an interest in the Participant’s benefits under the Plan in connection with a domestic relations order (as defined in Code Section 414(p)(1)(B)), the Company shall have the right, notwithstanding any election made by the Participant to immediately distribute the spouse’s or former spouse’s interest in the Participant’s benefits under the Plan to such spouse or former spouse, to the extent necessary to fulfill such domestic relations order.

16.10 Tax Treatment. Notwithstanding any other provision of the Plan to the contrary, although the Board and the Company shall use their commercially reasonable efforts to avoid the imposition of taxation, penalties, and interest under Code Section 409A and other Code provisions, the tax treatment of Company Contribution Amounts as well as credits and earnings under the Plan shall not be, and are not, warranted or guaranteed. Neither the Board, the

Company, any Employer nor any of their designees shall be held liable for any taxes, penalties, or other amounts owed by a Participant or Beneficiary as a result of any deferral or payment under the Plan or the administration of the Plan.

16.11 Validity. In case any provision of the Plan shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but the Plan shall be construed and enforced as if such illegal or invalid provision had never been inserted herein.

16.12 Deduction Limitation on Benefit Payments. If the Company reasonably anticipates that if a payment under the Plan were made as scheduled, the deduction with respect to such payment would not be permitted solely due to the application of Code Section 162(m), the Company may defer that payment to the extent deemed necessary to ensure deductibility; provided, however, that (i) such deduction limitation shall be applied to all similarly situated Participants on a reasonably consistent basis; (ii) the payment must be made by the earliest of (x) during the Company’s first taxable year in which the Company reasonably anticipates, or should reasonably anticipate, that if the payment is made during such year, the deduction of such payment will not be barred by application of Code Section 162(m) or (y) during the period beginning with the date of the Participant’s Separation from Service and ending on the later of the last day of the taxable year of the Company in which the Participant incurs a Separation from Service of the 15th day of the third month following the Participant’s Separation from Service; (iii) where any scheduled payment to a particular Participant in the Company’s taxable year is delayed because of Code Section 162(m), the delay in payment will be treated as a subsequent deferral election unless all scheduled payments to such Participant that could be delayed are also delayed; (iv) where a payment is delayed to a date on or after the Participant’s Separation from Service, the payment will be considered a payment upon a Separation from Service for purposes of the 6-month delay for Specified Employees; and (v) no election may be provided to a Participant with respect to the timing of payment hereunder. Any amounts deferred pursuant to the provisions of this Section 16.12 shall continue to be credited/debited with additional amounts, even if such amount is being paid out of installments.

16.13 Successors. The provisions of the Plan shall bind and inure to the benefit of the Participant’s Employer and its successors and assigns and the Participant and the Participant’s designated Beneficiaries.

16.14 Captions. The captions of the articles, sections and paragraphs of the Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

16.15 Governing Law. Subject to ERISA, the provisions of the Plan shall be construed and interpreted according to the internal laws of the State of Ohio without regard to its conflicts of laws principles.

Executed at Cleveland, Ohio, on this 21st day of December, 2011.

APPLIED INDUSTRIAL TECHNOLOGIES, INC.

By:	/s/ Neil A. Schrimsher
Title:	CEO

List of KERP Participants

Neil A. Schrimsher

Thomas E. Armold

Todd A. Barlett

Fred D. Bauer

Michael L. Coticchia

Mark O. Eisele

Benjamin J. Mondics

Jeffrey A. Ramras

The Committee has provided that the Company Contribution Percentage for Mr. Schrimsher, Applied’s Chief Executive Officer, will be 10% and that he will vest in 50% of his account after three years of service, 75% after four years of service and 100% after five years of service.

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